UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported)
October 15, 2007

Titanium Metals Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-14368	13-5630895
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5430 LBJ Freeway, Suite 1700, Dallas, Texas		75240-2697
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code
(972) 233-1700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c)           Effective October 15, 2007, the board of directors of the registrant approved the following promotions:

•
Bobby D. O’Brien, the registrant’s executive vice president and chief financial officer, was promoted to president.  Charles H. Entrekin, Ph.D will continue to serve as the registrant’s chief operating officer and will assume the new title of president – global operations; and

•	James W. Brown, the registrant’s vice president, corporate finance, was promoted to chief financial officer.

Messrs. O’Brien and Brown are employees of Contran Corporation, a privately held parent corporation of the registrant (“Contran”), and provide their services to the registrant under an intercorporate services agreement with the registrant.  For a description of the intercorporate services agreement, see “Certain Relationships and Transactions” in the registrant’s 2007 Proxy Statement filed with the U.S. Securities and Exchange Commission on April 20, 2007, which description is incorporated herein by reference.  In addition, for a discussion of potential conflicts of interest of officers who serve more than one corporation, see “Certain Relationships and Transactions” in the Proxy Statement, which discussion is also incorporated herein by reference.

Mr. O’Brien, age 50, served as the registrant’s executive vice president and chief financial officer since May 2006.  He served as the registrant’s vice president from 2004 to 2006. Mr. O’Brien has served as chief financial officer of Valhi since 2002 and vice president of Valhi and Contran since prior to 2002.  From prior to 2002 until 2005 and 2004, he served as treasurer of Valhi and Contran, respectively.  Mr. O’Brien has served in financial and accounting positions with various companies related to the registrant and Contran since 1988.

Dr. Entrekin, age 58, served as the registrant’s president and chief operating officer since January 2007.  He served from 2003 to December 2006 as senior advisor to Safeguard International Fund, a private equity fund that specialized in investing in technology-oriented, industrial businesses in Western Europe and North America in the metallurgical, chemical, energy and environmental industries.  As part of his duties with Safeguard, he served from 2003 to 2004 as managing director of London & Scandinavian Metallurgical Co. Ltd., a multi-location company engaged in primary and secondary metals manufacturing and from September 2005 to December 2006, as president and chief executive officer of Timminco Ltd. (TSX:  TIM), an international producer and marketer of specialty magnesium and engineered magnesium extrusions, silicon metal and specialty ferrosilicon, calcium and strontium alloys.  From 1983 to 2002, Dr. Entrekin held various positions of increasing responsibility with the registrant, the last of which was executive vice president – commercial.

Mr. Brown, age 50, served as the registrant’s vice president, corporate finance since May 2006.  From 2003 to May 2006, he served as vice president and controller of NL Industries, Inc. and Kronos Worldwide, Inc., each a publicly held subsidiary of Contran.  From 1998 to 2002, he served as vice president and chief financial officer of Software Spectrum, Inc.  From 1994 to 1998, Mr. Brown served as vice president, corporate accounting of Affiliated Computer Services, Inc., a provider of business process and information technology outsourcing solutions.

Item 7.01	Regulation FD Disclosure.

The registrant hereby furnishes the information set forth in its press release issued on October 17, 2007, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The exhibit the registrant furnishes in this report is not deemed “filed” for purposes of section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.  Registration statements or other documents filed with the U.S. Securities and Exchange Commission shall not incorporate this information by reference, except as otherwise expressly stated in such filing.

Item 9.01                      Financial Statements and Exhibits.

(d)	Exhibits

	Item No.	Description

	99.1	Press release dated October 17, 2007 issued by the registrant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Titanium Metals Corporation
(Registrant)

By: /s/ A. Andrew R. Louis
Date: October 19, 2007	A. Andrew R. Louis, Secretary

INDEX TO EXHIBITS

Item No.	Description

99.1	Press release dated October 17, 2007 issued by the registrant.